Exhibit 23.2







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Valmont Industries, Inc. on Form S-8 of our reports dated February 27, 2001, incorporated by reference in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 30, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 27, 2001